EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                     May 11, 2016

TANDY LEATHER FACTORY REPORTS 1ST QUARTER 2016 EARNINGS UP 5%
Improvement in Gross Profit Margin Offsets Slight Sales Decline

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the first quarter of 2016.  Net income for the quarter ended March 31, 2016 was $1.5 million, up 5% from net income in the first quarter of 2015 of $1.4 million.  Fully-diluted earnings per share for the quarter were $0.16 in the current quarter, compared to $0.14 in last year’s first quarter, up 14%.  Total sales for the first quarter were $20.7 million, a decrease of 0.6% compared to 2015’s first quarter sales of $20.8 million.

Sales from the Retail Leathercraft division, consisting of the Tandy Leather store chain, increased $133,000 in the first quarter, up 1% from last year's first quarter sales.  The store chain consisted of eighty two stores as of March 31, 2016 and 2015.  First quarter sales for the Wholesale Leathercraft division decreased $228,000 or 3% from the same quarter last year.  International Leathercraft, consisting of four stores outside of North America, added sales of $933,000 for the quarter, a 2% decrease from last year’s first quarter sales of $954,000.

Consolidated gross profit margin increased from 60.5% in the first quarter of 2015 to 61.2% in the first quarter of 2016.  Operating expenses increased $96,000 in the first quarter of 2016 to $10.3 million compared to $10.2 million in the first quarter of 2015, increasing as a percentage of sales from 49.0% in 2015 to 49.8% in 2016.  Compared to the first quarter of 2015, employee benefits, legal and professional fees, rent and licenses and fees were the primary contributors to the operating expense increase, offset somewhat by decreases in freight out and store personnel bonuses.

Shannon L Greene, interim Chief Executive Officer, commented, “We are fairly pleased with our results in the first quarter.  Sales are soft and we expect that to continue all year.  We know the lackluster retail environment can impact our sales because of cautious consumer spending, but we also know it is our job to manage the business through periods like this.  As a result, we are defining success in 2016 as protecting gross profit margins and controlling expenses.”

Mark Angus, interim President, added, “Although we are off to a respectable start in 2016, we recognize the importance of continued focus on solid margins.  We have instituted several initiatives that should contribute to supporting and strengthening margins but we suspect it will take several quarters before we begin to see the effects.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 27 Leather Factory stores, located in 17 states and 3 Canadian provinces, 81 Tandy Leather retail stores, located in 37 states and 6 Canadian provinces, and three combination wholesale/retail stores located in the United Kingdom, Australia and Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or shannon.greene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:

	Quarter Ended 03/31/16		Quarter Ended 03/31/15
	Sales	Income from Operations	Sales	Income from Operations
Wholesale Leathercraft	$6,496,908	$1,126,259	$6,725,304	$951,855
Retail Leathercraft	13,242,583	1,214,950	13,109,413	1,403,452
International Leathercraft	932,736	21,581	954,047	33,574
Total Operations	$20,672,227	$2,362,790	$20,788,764	$2,388,881

Wholesale Leathercraft	Quarter Ended 03/31/16		Quarter Ended 03/31/15
	# of stores	Sales	# of stores	Sales
Same store sales	28	$6,496,907	28	$6,725,304
Total Sales – Wholesale Leathercraft		$6,496,907		$6,725,304

Retail Leathercraft	Quarter Ended 03/31/16		Quarter Ended 03/31/15
	# of stores	Sales	# of stores	Sales
Same store sales	82	$13,059,658	82	$13,019,613
New store sales	1	79,654	-	-
Closed store sales	1	103,271	1	89,800
Total Sales – Retail Leathercraft		$13,242,583		$13,109,413

International Leathercraft	Quarter Ended 03/31/16		Quarter Ended 03/31/15
	# of stores	Sales	# of stores	Sales
Same store sales	3	$792,379	3	$954,047
New store sales	1	140,357	-	-
Total Sales – International Leathercraft		$932,736		$954,047

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2016 (unaudited)	December 31, 2015 (audited)
ASSETS
CURRENT ASSETS:
Cash	$11,444,262	$10,962,615
Accounts receivable-trade, net of allowance for doubtful accounts
of $1,677 and $1,746 in 2016 and 2015, respectively	682,580	553,206
Inventory	33,632,302	33,584,539
Prepaid income taxes	188,430	549,277
Deferred income taxes	328,048	326,830
Prepaid expenses	1,627,169	1,514,887
Other current assets	146,273	70,197
Total current assets	48,049,064	47,561,551

PROPERTY AND EQUIPMENT, at cost	24,548,702	23,992,208
Less accumulated depreciation and amortization	(8,650,964)	(8,297,155)
	15,897,738	15,695,053

GOODWILL	959,784	953,356
OTHER INTANGIBLES, net of accumulated amortization of approximately
$706,000 and $702,000 in 2016 and 2015, respectively	23,421	27,282
OTHER assets	329,838	329,684
TOTAL ASSETS	$65,259,845	$64,566,926

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,920,311	$1,983,376
Accrued expenses and other liabilities	4,573,776	6,045,552
Current maturities of capital lease obligations	72,686	72,686
Current maturities of long-term debt	822,653	231,952
Total current liabilities	7,389,426	8,333,566

DEFERRED INCOME TAXES	1,735,450	1,702,515

LONG-TERM DEBT, net of current maturities	5,758,571	3,479,273
CAPITAL LEASE OBLIGATIONS, net of current maturities	72,688	79,396
COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,309,326 and 11,275,641 shares issued at 2016 and 2015, respectively;
9,382,555 and 9,753,293 shares outstanding at 2016 and 2015, respectively	27,142	27,062
Paid-in capital	6,212,171	6,168,489
Retained earnings	54,588,231	53,067,234
Treasury stock at cost (1,926,771 and 1,522,348 shares at 2016 and 2015, respectively)	(9,473,670)	(6,602,930)
Accumulated other comprehensive income	(1,050,164)	(1,687,679)
Total stockholders’ equity	50,303,710	50,972,176
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$65,259,845	$64,566,926

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2016 and 2015

	2016	2015
NET SALES	$20,672,227	$20,788,764
COST OF SALES	8,019,481	8,205,836
Gross profit	12,652,746	12,582,928

OPERATING EXPENSES	10,289,956	10,194,047
INCOME FROM OPERATIONS	2,362,790	2,388,881

OTHER (INCOME) EXPENSE:
Interest expense	23,429	44,163
Other, net	39	(19,873)
Total other (income) expense	23,468	24,290

INCOME BEFORE INCOME TAXES	2,339,322	2,364,591

PROVISION FOR INCOME TAXES	818,325	920,184

NET INCOME	$1,520,997	$1,444,407

NET INCOME PER COMMON SHARE:
BASIC	$0.16	$0.14
DILUTED	$0.16	$0.14

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
BASIC	9,698,951	10,211,333
DILUTED	9,718,453	10,241,096

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,520,997	$1,444,407
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	414,228	383,936
(Gain) / loss on disposal or abandonment of assets	(12,023)	5,804
Non-cash stock-based compensation	43,762	29,064
Deferred income taxes	31,717	67,831
Foreign currency translation	614,366	(585,107)
Net changes in assets and liabilities:
Accounts receivable-trade, net	(129,374)	(39,095)
Inventory	(47,763)	2,467,610
Prepaid expenses	(112,282)	(123,481)
Other current assets	(76,076)	43,888
Accounts payable-trade	(63,065)	486,852
Accrued expenses and other liabilities	(1,471,776)	(1,097,188)
Income taxes payable	360,847	423,403
Total adjustments	(447,439)	2,063,517
Net cash provided by operating activities	1,073,558	3,507,924

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(606,932)	(677,444)
Proceeds from sale of assets	22,625	-
Increase (decrease) in other assets	(154)	2,344
Net cash used in investing activities	(584,461)	(675,100)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net decrease in revolving credit loans	-	(3,500,000)
Proceeds from notes payable and long term debt	2,870,000	-
Payments on notes payable and long-term debt	-	(50,625)
Payments on capital lease obligations	(6,710)	-
Repurchase of common stock (treasury stock)	(2,870,740)
Proceeds from issuance of common stock	-	9,920
Net cash used in financing activities	(7,450)	(3,540,705)

NET INCREASE (DECREASE) IN CASH	481,647	(707,881)

CASH, beginning of period	10,962,615	10,636,530

CASH, end of period	$11,444,262	$9,928,649

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$23,429	$44,163
Income tax paid during the period, net of (refunds)	$457,478	$379,690